UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 3, 2004

Date of Report (Date of earliest event reported)

FEI COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 726-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01                                Regulation FD Disclosure.

Vahé A. Sarkissian, our president, chief executive officer and chairman of the board of directors, intends to sell a sufficient number of shares of FEI common stock to fund the repayment of an outstanding loan from the Company of approximately $1.6 million (including principal and interest) and associated tax obligations.  The sales are expected to occur during open trading windows prior to June 2005 in open-market transactions. FEI made the loan to Mr. Sarkissian on June 25, 1998, at the time of hire, for the purchase of 150,620 restricted shares of FEI common stock.  The loan is due June 25, 2005.

Consistent with his intended sales, over the last two days Mr. Sarkissian has sold an aggregate of 30,000 shares of FEI common stock.  The details of the recent sales are more fully described in a Form 4 filing made contemporaneously with the filing of this current report on Form 8-K.  As of this date, Mr. Sarkissian holds 144,244 shares of FEI common stock and options to purchase 934,380 shares of FEI common stock, of which 520,380 are currently vested.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning whether shares of our common stock will be sold, how many shares, if any, of our common stock will be sold, and how the proceeds of any such sale of our common stock will be used.  These statements reflect the current views and assumptions of FEI Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: Mr. Sarkissian changing his current intentions to sell shares and pay off his loan; Mr. Sarkissian’s ability to sell shares on the open market; our trading window opening for Mr. Sarkissian during our scheduled quarterly trading periods; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended October 3, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication.  FEI Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: December 3, 2004